SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C. 20549



                             FORM 8-K

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934


                  Date of Report: March 14, 1997


                      IFS INTERNATIONAL, INC.

        (Exact name of Registrant as specified in charter)


      DELAWARE            1-12687               13-3393646

(State or Other     (Commission File No.)       (IRS Employer
jurisdiction of                           Identification Number)
incorporation)




185 JORDAN ROAD, TROY, NEW YORK                     12180
(Address of principal executive offices)          (Zip Code)




Registrant's  telephone  number, including area code:     (518)  283-7900




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Item 2. ACQUISITION OR DISPOSITION OF ASSETS

          In order to have sufficient space for its projected expanded operations, IFS International, Inc. (the "Company ") consummated, on March 14, 1997, the purchase of a ground lease expiring on May 25, 2083 and a building with approximately  35,000 square feet of space located at
300 Jordan Road, Rensselaer Technology Park, Troy, New York (the "New Property"). The Company intends to use approximately 20,000 square feet
of  the  New  Property  for  its  operations.   The  transaction was made
pursuant to a Purchase and Sale Agreement, dated as of December 14, 1996 between the Company and Trustco Bank, National Association (the "Purchase
Agreement").   The  purchase price of the New Property, including  taxes, was approximately $1,032,000 of which $50,000 was previously paid as deposits and the balance was funded through a promissory note (the "Note") issued by Key Bank of New York ("Key Bank"). The Note is due on April 14, 1997 together with interest at 6.75% and is secured with a portion of the proceeds of the Company's recently completed public offering. The Company estimates that an additional $400,000 will be necessary for the renovation of such facility. The Company anticipates that permanent financing for a portion of the purchase price of the New Property and its renovation will be in the form of a mortgage note with Key Bank. The Company intends to use approximately $600,000 of the net proceeds from its recent public offering to fund a portion of such purchase and renovation.

          Reference is made to the Purchase Agreement and the Note, copies of which are attached hereto or incorporated by reference herein, for more detailed information of the transaction described herein.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

          (c) (i){1*} Purchase and Sale Agreement, dated as of December 17, 1996, between the Company and Trustco Bank, National Association

               (ii) Promissory  Note, dated March 14, 1997,  between  the
                    Company and Key Bank

**FOOTNOTES**

1      {*}  Such  Exhibit  was  filed  with  the  Company's  Registration
     Statement (File No. 333-11653), declared effective February 21, 1997, and is hereby incorporated by reference.
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                            SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 28, 1997    IFS INTERNATIONAL, INC.
                                   (registrant)


                              By:	\s\ Frank A. Pascuito

                                        Frank A. Pascuito, Chairman
                                              of the Board

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